Exhibit 10.3

[BAND 17]

PRICELINE.COM INCORPORATED 1999 OMNIBUS PLAN

PERFORMANCE SHARE UNIT AGREEMENT
(AS AMENDED AND RESTATED EFFECTIVE                    , 2008)

THIS PERFORMANCE SHARE UNIT AGREEMENT (this “Agreement”), which was originally entered into on the 5th day of March, 2007 (the “Grant Date”) by and between priceline.com Incorporated, a Delaware corporation, with its principal United States office at 800 Connecticut Avenue, Norwalk, Connecticut 06854 (the “Company”), and                                    (the “Participant”), is amended and restated effective                    , 2008.

W I T N E S S E T H:

WHEREAS, the Company and Participant are currently parties to a Performance Share Unit Agreement, dated March 5, 2007 (the “Prior Agreement”), pursuant to which Participant was granted the number of performance share units (the “Performance Share Units”) set forth below;

WHEREAS, the Company and Participant desire to amend the Prior Agreement to account for the effect of Section 409A of the Internal Revenue Code (“Section 409A”) on the agreement; and

WHEREAS, the Company and Participant desire to replace and supersede the Prior Agreement in its entirety and enter into this Agreement, effective as of                    , 2008.

NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein and for other good and valuable consideration, the parties agree as follows:

1.             Definitions.  Unless otherwise indicated, any capitalized term used herein, but not defined herein, shall have the meaning ascribed to such term in the priceline.com Incorporated 1999 Omnibus Plan, as amended (the “Plan”).

(a)           “Cause” shall mean (i) if the Participant is employed pursuant to an employment agreement which defines “cause” in such agreement, “cause” as defined in such agreement and (ii) if the Participant is not described in (i) it shall mean “cause” as defined in the Plan.

(b)           “Change in Control” shall have the meaning given such term under Section 3(i).

(c)           “Change in Control Period” shall mean the period commencing six (6) months prior to the effective date of the Change in Control and ending on the date immediately prior to the date which is six (6) months after the effective date of the Change in Control.

(d)           “Continuous Service” shall mean the Participant’s service with the Company or any Subsidiary or Affiliate whether as an employee, director or consultant, which is not interrupted or terminated.

(e)           “Cumulative EPS Range” shall have the meaning set forth in the schedules contained in Section 1(m) and Appendix A.

(f)            “Determination Date” shall mean March 5, 2010.

(g)           “Disability” shall have the meaning given such term under the Plan.

(h)           “EPS” shall mean the Company’s consolidated pro forma net income applicable to common stockholders per diluted share as publicly disclosed annually or quarterly, as applicable, in connection with the Company’s annual and quarterly earnings announcements.  In the event the Company changes the way EPS is calculated, EPS shall mean the publicly disclosed annual non-GAAP financial measure which is intended to replace (or which is substantially similar to) the EPS prior to such change.

(i)            “Good Reason” shall have the meaning set forth in the Participant’s employment agreement, if any, in force at the time of the Participant’s termination of employment, and, if none, then no shares of Performance Share Unit granted under this Agreement shall be vested on account of a termination of employment by the Participant other than on account of death or Disability.

(j)            “Performance Period” shall mean the period commencing on January 1, 2007 and ending on December 31, 2009.

(k)           “Plan Year” shall mean the calendar year.

(l)            “Stock” shall mean shares of common stock, par value $0.008, of the Company.

(m)          “Vesting Percentage” means the percentage determined in accordance with the following table, provided that, notwithstanding any other provision hereof, in the event the EPS for 2009 is less than $2.00, the Vesting Percentage shall be deemed to be zero:

If the Cumulative EPS Range for the three-year period ending December 31, 2009, is:	Then the Vesting Percentage range is:
Less than $8.00	0%

Between $8.00 and $8.88	75% to 100%

Between $8.88 and $10.89	100% to 200%

More than $10.49	200%

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2.             The Grant

                Subject to the terms and conditions set forth herein, the Participant is granted                                  (                ) Performance Share Units as of the Grant Date.

3.             Vesting; Effect of Termination of Continuous Service; Change in Control

(a)           If the Participant remains in Continuous Service through and including the Determination Date, then the Participant shall be entitled to receive a number of shares of Stock determined by multiplying the number of Performance Share Units granted hereunder by the Applicable Vesting Percentage.  The Applicable Vesting Percentage shall be equal to the sum of the lowest Vesting Percentage in the applicable Vesting Percentage Range set forth in the schedule above, plus the ProRata Vesting Percentage Point Increase.  The “ProRata Vesting Percentage Point Increase” is the quotient of (i) the excess of the actual Cumulative EPS over the lowest Cumulative EPS in the applicable Cumulative EPS Range, divided by (ii) the result of a fraction, the numerator of which is the difference between the lowest and highest Cumulative EPS within such applicable Cumulative EPS Range, and the denominator of which is the difference between the lowest and highest applicable Vesting Percentages in the applicable Vesting Percentage Range.  All shares of Stock to be issued to the Participant under this Section 3(a), if any, shall be issued to the Participant as soon as practicable after the Determination Date but in no event later than March 15, 2010.  If the Participant becomes entitled to any shares of Stock under this Section 3(a), he shall not be entitled to receive any shares of Stock under any other subsection of this Section 3.

(b)           If, prior to the Determination Date, the Participant’s Continuous Service is (i) terminated by the Company for Cause or (ii) voluntarily terminated by the Participant other than on account, as applicable, of Good Reason, death or Disability, then the Participant shall receive no shares of Stock under this Agreement.

(c)           Subject to Section 3(e), if, on or prior to December 31, 2007, the Participant’s Continuous Service is terminated by the Company other than for Cause or by the Participant, as applicable, on account of Good Reason, death or Disability, then the Participant shall receive a number of shares of Stock equal to the number of Performance Share Units granted hereunder, multiplied by a fraction, the numerator of which is the number of full months completed since the date hereof as of the date of such termination, and the denominator of which is 36.  Subject to Section 3(k), all shares of Stock to be issued to the Participant under this Section 3(c), if any, shall be issued to the Participant (or the Participant’s designated beneficiary in the event of the Participant’s death) within 10 days after the Participant’s Continuous Service is terminated, but in no event later than March 15 of the calendar year following the calendar year in which the Participant’s Continuous Service is terminated.

(d)           Subject to Section 3(f), if, after December 31, 2007, but prior to the Determination Date and prior to a Change in Control, the Participant’s Continuous Service is terminated by the Company other than for Cause or by the Participant, as applicable, on account of Good Reason, death or Disability, then the Participant’s Performance Share Unit number shall be determined (or that of the Participant’s designated beneficiary in the event of the Participant’s death) in accordance with Appendix A, and the Participant shall at the time of such termination

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be vested in a number of shares of Stock determined by the product of (i) such Performance Share Unit number, multiplied by (ii) a fraction, the numerator of which is the number of full months completed since the date hereof as of the date of such termination, and the denominator of which is 36.  Subject to Section 3(k), all shares of Stock to be issued to the Participant under this Section 3(d), if any, shall be issued to the Participant (or the Participant’s designated beneficiary in the event of the Participant’s death) within 10 days after the Participant’s Continuous Service is terminated, but in no event later than March 15 of the calendar year following the calendar year in which the Participant’s Continuous Service is terminated.  If the Participant becomes entitled to any shares of Stock under this Section 3(d), he shall not be entitled to receive any shares of Stock under any other subsection of this Section 3.

(e)           If there is a Change in Control on or prior to December 31, 2007, and the Participant remains in Continuous Service through the date which is six (6) months after the effective date of the Change in Control (“Six-Month Date”), then the Participant shall be vested in a number of shares of Stock equal to the number of Performance Share Units granted hereunder, multiplied by a fraction, the numerator of which is the number of full months that have elapsed since the date hereof as of the date of such termination, and the denominator of which is 36.  Subject to Section 3(k), all shares of Stock to be issued to the Participant under this Section 3(e), if any, shall be issued to the Participant within 10 days after the Six-Month Date but in no event later than March 15 of the calendar year following the calendar year in which the Six-Month Date occurs; provided, however, that if the Change in Control triggering the right to payment under this Section 3(e) does not constitute a permitted distribution event under Section 409A(a)(2) of the Code, then notwithstanding anything in this Section 3(e) to the contrary, issuance of the shares of Stock will be made, to the extent necessary to comply with Section 409A of the Code, to the Participant on (or within 10 days after) the earliest of (i) the Participant’s “separation from service” with the Company (determined in accordance with Section 409A of the Code); (ii) the Determination Date; or (iii) the Participant’s death.

(f)            If there is a Change in Control after December 31, 2007, but prior to the Determination Date, and the Participant remains in Continuous Service through the Six-Month Date, then the Participant’s Performance Share Unit number shall be determined (or that of the Participant’s designated beneficiary in the event of the Participant’s death) in accordance with Appendix A, and the Participant shall on such Six-Month Date be vested in a number of shares of Stock determined by the product of (i) such Performance Share Unit number, multiplied by (ii) a fraction, the numerator of which is the number of full months completed since the date hereof as of the date of such termination, and the denominator of which is 36.  Thereafter, the Participant shall become vested as of the Determination Date in a number of shares of Stock equal to the product of the number of Performance Share Units granted hereunder, multiplied by the fraction resulting from one (1) minus the fraction set forth in Section 3(f)(ii) of this paragraph, provided that, in the event that the Participant’s employment is terminated prior to the Determination Date by the Company other than for Cause or by the Participant, as applicable, on account of Good Reason, death or Disability, the Participant shall be vested in a number of shares of Stock equal to the number of Remaining Performance Share Units, multiplied by a fraction, the numerator of which is the number of full months that have elapsed for the period commencing on the Six-Month Date and ending on the date of such termination, and the denominator of which is the number of full months for the period commencing on the Six-Month Date and ending on the Determination Date.  Notwithstanding any provision hereof, to the extent

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that cash is substituted for all or part of any Performance Share Unit incident to the Change in Control, then each such Performance Share Unit shall to that extent be immediately vested upon the Change in Control.  All shares of Stock (or any cash substituted therefore) to be issued to the Participant under this Section 3(f), if any, shall be issued to the Participant (A) subject to Section 3(k), within 10 days after the Participant’s Continuous Service is terminated, or (B) within 10 days after the Determination Date, but in either such case, no later than March 15, 2010, whichever occurs earlier.  If the Participant becomes entitled to any shares of Stock or cash under this Section 3(f), he shall not be entitled to receive any shares of Stock under any other subsection of this Section 3.

(g)           If there is a Change in Control on or prior to December 31, 2007, and the Participant’s Continuous Service is terminated by the Company other than for Cause or by the Participant, as applicable, on account of Good Reason, death or Disability during the Change in Control Period, then the Participant shall receive a number of shares of Stock equal to the number of Performance Share Units granted hereunder, multiplied by a fraction, the numerator of which is the number of full months completed since the date hereof as of the date of such termination, and the denominator of which is 36.  Subject to Section 3(k), all shares of Stock to be issued to the Participant under this Section 3(g), if any, as a result of the termination of the Participant’s Continuous Service that occurs during the six-month period prior to the effective date of the Change in Control shall be issued to the Participant (or the Participant’s designated beneficiary in the event of the Participant’s death) within 10 days after the effective date of the Change in Control but in no event later than March 15 of the calendar year following the calendar year in which the Change in Control occurs; provided, however, that if the Change in Control triggering the right to payment under this Section 3(g) does not constitute a permitted distribution event under Section 409A(a)(2) of the Code, then notwithstanding anything in this Section 3(g) to the contrary, issuance of the shares of Stock will be made, to the extent necessary to comply with Section 409A of the Code, to the Participant on (or within 10 days after) the earlier of (i) the Determination Date or (ii) the Participant’s death.  Notwithstanding anything herein to the contrary, subject to Section 3(k), all shares of Stock to be issued to the Participant under this Section 3(g), if any, as a result of the termination of the Participant’s Continuous Service that occurs during the six-month period following the effective date of the Change in Control shall be issued to the Participant (or the Participant’s designated beneficiary in the event of the Participant’s death) within 10 days after the Participant’s Continuous Service is terminated but in no event later than March 15 of the calendar year following the calendar year in which the Participant’s Continuous Service is terminated.

(h)           If there is a Change in Control after December 31, 2007, but prior to the Determination Date, and the Participant’s Continuous Service is terminated during the Change in Control Period by the Company other than for Cause or by the Participant, as applicable, on account of Good Reason, death or Disability, then the Participant’s Performance Share Unit number shall be determined in accordance with Appendix A, and the Participant shall be vested at the time of such termination in the sum of (i) a number of shares of Stock determined by multiplying such Performance Share Unit number by a fraction, the numerator of which is the number of full months completed since the date hereof as of the date of such Change in Control, and the denominator of which is 36, and (ii) a number of shares of Stock equal to the product of the number of Performance Share Units granted hereunder, multiplied by the fraction resulting from one (1) minus the fraction set forth in Section 3(h)(i) of this paragraph.  Subject to Section

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3(k) all shares of Stock to be issued to the Participant under this Section 3(h), if any, as a result of the Participant’s termination of Continuous Service during the six-month period prior to the effective date of the Change in Control shall be issued to the Participant (or the Participant’s designated beneficiary in the event of the Participant’s death) within 10 days of the effective date of the Change in Control, but in no event later than March 15 of the calendar year following the calendar year in which the effective date of the Change in Control occurs; provided, however, that if the Change in Control triggering the right to payment under this Section 3(h) does not constitute a permitted distribution event under Section 409A(a)(2) of the Code, then notwithstanding anything in this Section 3(h) to the contrary, issuance of the shares of Stock will be made, to the extent necessary to comply with Section 409A of the Code, to the Participant on (or within 10 days after) the earlier of (i) the Determination Date or (ii) the Participant’s death.  Notwithstanding anything herein to the contrary, subject to Section 3(k), all shares of Stock to be issued to the Participant under this Section 3(h), if any, as a result of the Participant’s termination of Continuous Service after the effective date of the Change in Control shall be issued to the Participant (or the Participant’s designated beneficiary in the event of the Participant’s death) within 10 days after the Participant’s Continuous Service is terminated but in no event later than March 15 of the calendar year following the calendar year in which the Participant’s Continuous Service is terminated.  If the Participant becomes entitled to any shares of Stock under this Section 3(h), he shall not be entitled to receive any shares of Stock under any other subsection of this Section 3.

(i)            For purposes of this Agreement, the term “Change in Control” shall mean the occurrence of any one of the following events:

(i)            any Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company representing thirty-five percent (35%) or more of the combined voting power of the Company’s then outstanding securities eligible to vote for the election of the Board (the “Company Voting Securities”); provided, however, that the event described in this paragraph (i) shall not be deemed to be a Change in Control if such event results from the acquisition of Company Voting Securities pursuant to a Non-Qualifying Transaction (as defined in paragraph (iii) below);

(ii)           individuals who, on the Grant Date, constitute the Board (the “Incumbent Directors”) cease for any reason to constitute at least a majority of the Board; provided, however, that any person becoming a director subsequent to the Grant Date, whose election or nomination for election was approved (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director, without written objection to such nomination) by a vote of at least two-thirds of the directors who were, as of the date of such approval, Incumbent Directors, shall be an Incumbent Director; provided, further, that no individual initially appointed, elected or nominated as a director of the Company as a result of an actual or threatened election contest with respect to the election or removal of directors or as a result of any other actual or threatened solicitation of proxies or consents by or on behalf of any person other than the Board shall be deemed to be an Incumbent Director;

(iii)          the consummation of a merger, consolidation, statutory share exchange or similar form of corporate transaction involving (A) the Company or (B) any of its wholly

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owned subsidiaries pursuant to which, in the case of this clause (B), Company Voting Securities are issued or issuable (any event described in the immediately preceding clause (A) or (B), a “Reorganization”) or the sale or other disposition of all or substantially all of the assets of the Company to an entity that is not an Affiliate of the Company (a “Sale”), unless immediately following such Reorganization or Sale: (1) more than 50% of the total voting power (in respect of the election of directors, or similar officials in the case of an entity other than a corporation) of (x) the Company (or, if the Company ceases to exist, the entity resulting from such Reorganization), or, in the case of a Sale, the entity which has acquired all or substantially all of the assets of the Company (in either case, the “Surviving Entity”), or (y) if applicable, the ultimate parent entity that directly or indirectly has Beneficial Ownership of more than 50% of the total voting power (in respect of the election of directors, or similar officials in the case of an entity other than a corporation) of the Surviving Entity (the “Parent Entity”), is represented by Company Voting Securities that were outstanding immediately prior to such Reorganization or Sale (or, if applicable, is represented by shares into which such Company Voting Securities were converted pursuant to such Reorganization or Sale), (2) no Person is or becomes the Beneficial Owner, directly or indirectly, of 35% or more of the total voting power (in respect of the election of directors, or similar officials in the case of an entity other than a corporation) of the outstanding voting securities of the Parent Entity (or, if there is no Parent Entity, the Surviving Entity) and (3) at least a majority of the members of the board of directors (or similar officials in the case of an entity other than a corporation) of the Parent Entity (or, if there is no Parent Entity, the Surviving Entity) following the consummation of the Reorganization or Sale were, at the time of the approval by the Board of the execution of the initial agreement providing for such Reorganization or Sale, Incumbent Directors (any Reorganization or Sale which satisfies all of the criteria specified in (1), (2) and (3) above being deemed to be a “Non-Qualifying Transaction”); or

(iv)          the stockholders of the Company approve a plan of complete liquidation or dissolution of the Company.

Notwithstanding the foregoing, if any Person becomes the Beneficial Owner, directly or indirectly, of 35% or more of the combined voting power of Company Voting Securities solely as a result of the acquisition of Company Voting Securities by the Company which reduces the number of Company Voting Securities outstanding, such increased amount shall be deemed not to result in a Change in Control; provided, however, that if such Person subsequently becomes the Beneficial Owner, directly or indirectly, of additional Company Voting Securities that increases the percentage of outstanding Company Voting Securities Beneficially Owned by such Person, a Change in Control of the Company shall then be deemed to occur.

(j)            For the purposes of Section 3(i) (and with respect to Section 3(i)(i), for purposes of Section 1(b)), the following terms shall have the following meanings:

(i)            “Affiliate” shall mean an affiliate of the Company, as defined in Rule 12b-2 promulgated under Section 12 of the Securities Exchange Act of 1934, as amended from time to time (the “Exchange Act”);

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(ii)           “Beneficial Owner” shall have the meaning set forth in Rule 13d-3 under the Exchange Act;

(iii)          “Person” shall have the meaning set forth in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof, except that such term shall not include (1) the Company or any of its subsidiaries, (2) a trustee or other fiduciary holding securities under an employee benefit plan (or related trust) sponsored or maintained by the Company or any of its subsidiaries, (3) an underwriter temporarily holding securities pursuant to an offering of such securities, (4) a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of shares of Common Stock or (5) the Participant or any group of persons including the Participant, or any entity controlled by the Participant or any group of persons including the Participant; provided the Participant is an executive officer, director or more than 10% owner of Stock.

(k)           Notwithstanding anything in this Agreement to the contrary, if the Participant is a “specified employee” (within the meaning of Section 409A of the Code) and the issuance of the shares of Stock pursuant to Sections 3(c), 3(d), 3(g), or 3(h), clause (i) of the proviso in Section 3(e), or clause (A) of the next to last sentence of Section 3(f) is considered to be a “deferral of compensation” (as such phrase is defined for purposes of Section 409A of the Code), then the Participant’s date of issuance of the shares of Stock shall be the date that is the first day of the seventh month after the date of the Participant’s “separation from service” with the Company (determined in accordance with Section 409A of the Code).

4.             Nontransferability of Grant

Except as otherwise provided herein or in the Plan, no Performance Share Units shall be assigned, negotiated, pledged, or hypothecated in any way or be subject to execution, attachment or similar process.  No transfer of the Participant’s rights with respect to such Performance Share Units, whether voluntary or involuntary, by operation of law or otherwise, shall be permitted.  Immediately upon any attempt to transfer such rights, such Performance Share Units, and all of the rights related thereto, shall be forfeited by the Participant.

5.             Distribution and Voting Rights

Performance Share Units shall have no distribution, dividend or voting rights.

6.             Stock; Adjustment Upon Certain Events

(a)           Stock to be issued under this Agreement, if any, shall be made available, at the discretion of the Board, either from authorized but unissued Stock, from issued Stock reacquired by the Company or from Stock purchased by the Company on the open market specifically for this purpose.

(b)           The existence of this Agreement and the Performance Share Units granted hereunder shall not affect in any way the right or power of the Board or the stockholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company’s capital structure or its business, any merger or consolidation of the Company

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or any affiliate, any issue of bonds, debentures, preferred or prior preference stocks ahead of or affecting the Stock, the authorization or issuance of additional shares of Stock, the dissolution or liquidation of the Company or any affiliate or sale or transfer of all or part of the assets or business of the Company or any affiliate, or any other corporate act or proceeding.

(c)           In the event of a Change in Control, the consideration payable to other shareholders of the Company shall be substituted for the Stock issuable hereunder.  If an acquiring entity does not agree to the continuation and future vesting of the Performance Share Units hereunder and other conditions that apply in the event of a Change in Control, then the number of Performance Share Units granted hereunder shall be fully vested upon a Change in Control.

7.             Determinations

Each determination, interpretation or other action made or taken pursuant to the provisions of this Agreement by the Committee or the Board in good faith shall be final, conclusive and binding for all purposes and upon all persons, including, without limitation, the Participant and the Company, and their respective heirs, executors, administrators, personal representatives and other successors in interest.

8.             Other Conditions

The transfer of any Stock under this Agreement, if any, shall be effective only at such time as counsel to the Company shall have determined that the issuance and delivery of such Stock is in compliance with all applicable laws, regulations of governmental authority and the requirements of any securities exchange on which Stock is traded.

9.             Withholding Taxes

The Participant shall be liable for any and all U.S. federal, state or local taxes of any kind required by law to be withheld with respect to the delivery of any shares of Stock under this Agreement.  The Company shall withhold from the total number of shares of Stock the Participant is to receive on a settlement date a number of shares that has a total value equal to the amount necessary to satisfy any and all such withholding tax obligations.  The value of any fraction of retained shares not necessary for required withholding shall be applied to the Participant’s federal income tax withholding by the Company generally.  Instead of withholding shares as described above, the Company may, in its discretion, (a) require the Participant to remit to the Company on the date on which the Participant becomes the owner of shares of Stock under this Agreement cash in an amount sufficient to satisfy all applicable required withholding taxes and social security contributions related to such vesting, or (b) deduct from his regular salary payroll cash, on a payroll date following the date on which the Participant becomes the owner of shares of Stock under this Agreement, in an amount sufficient to satisfy such obligations.  The option described in clause (b) of the preceding sentence shall not be available if the Participant is an officer subject to Section 16 of the Exchange Act as amended and/or Rule 144 promulgated under the Securities Act of 1933 as amended.

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10.           Distribution of Stock

Subject to Section 8, the Company shall cause the Participant to be the record owner of any shares of Stock to which the Participant becomes entitled to receive under this Agreement in accordance with the payment terms described in Section 3.

11.           Incorporation of the Plan

The Plan, as it exists on the date of this Agreement and as amended from time to time, is hereby incorporated by reference and made a part hereof, and the Performance Share Units and this Agreement shall be subject to all terms and conditions of the Plan.  In the event of any conflict between the provisions of this Agreement and the provisions of the Plan, the terms of the Plan shall control, except as expressly stated otherwise.

12.           Electronic Delivery

The Company may, in its sole discretion, deliver any documents related to the Performance Share Units and the Participant’s participation in the Plan, or future awards that may be granted under the Plan, by electronic means or to request the Participant’s consent to participate in the Plan by electronic means.  The Participant hereby consents to receive such documents by electronic delivery and, if requested, agrees to participate in the Plan through an on-line or electronic system established and maintained by the Company or another third party designated by the Company.

13.           Miscellaneous

(a)           The Performance Share Units comprising this award may be recorded in an unfunded Performance Share Unit account in the Participant’s name maintained by the Company.  The Participant will have no rights as a stockholder of the Company by virtue of any Performance Share Unit awarded to him until shares of Stock, if any, are issued to the Participant as described in this Agreement.

(b)           This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, personal legal representatives, successors, trustees, administrators, distributees, devisees and legatees.  The Company shall assign to, and require, any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company to expressly assume and agree in writing to perform this Agreement.  Notwithstanding the foregoing, this Agreement may not be assigned by the Participant.

(c)           The Participant acknowledges that the Company intends for the information contained in Section 1(m) and Appendix A hereof to remain confidential.  Notwithstanding any other provision hereof, the Participant’s entitlement to any award or payment hereunder is contingent upon the Participant maintaining the confidentiality of the information contained in Section 1(m) and Appendix A.  The Participant agrees that he or she shall not disclose or cause the disclosure of such information and shall hold such information confidential.

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(d)           No modification or waiver of any of the provisions of this Agreement shall be effective unless in writing and signed by the party against whom it is sought to be enforced.  To the extent applicable, it is intended that this Agreement comply with the provisions of Section 409A of the Code, so that the income inclusion provisions of Section 409A(a)(1) of the Code do not apply to the Participant.  This Agreement shall be administered in a manner consistent with this intent.  References to Section 409A of the Code will also include any regulations or any other formal guidance promulgated with respect to such Section by the U.S. Department of the Treasury or the Internal Revenue Service.

(e)           This Agreement may be executed in one or more counterparts, all of which taken together shall constitute one agreement.

(f)            The failure of any party hereto at any time to require performance by another party of any provision of this Agreement shall not affect the right of such party to require performance of that provision, and any waiver by any party of any breach of any provision of this Agreement shall not be construed as a waiver of any continuing or succeeding breach of such provision, a waiver of the provision itself, or a waiver of any right under this Agreement.

(g)           The headings of the sections of this Agreement have been inserted for convenience of reference only and shall in no way restrict or modify any of the terms or provisions hereof.

(h)           The Company shall pay all fees and expenses necessarily incurred by the Company in connection with this Agreement and will from time to time use its reasonable efforts to comply with all laws and regulations which, in the opinion of counsel to the Company, are applicable thereto.

(i)            All notices, consents, requests, approvals, instructions and other communications provided for herein shall be in writing and validly given or made when delivered, or on the second succeeding business day after being mailed by registered or certified mail, whichever is earlier, to the persons entitled or required to receive the same, at the addresses set forth at the heading of this Agreement or to such other address as either party may designate by like notice.  Notices to the Company shall be addressed to its principal office, attention of the Company’s General Counsel.

(j)            The Plan and this Agreement constitute the entire Agreement and understanding between the parties with respect to the matters described herein and supersede all prior and contemporaneous agreements and understandings, oral and written, between the parties with respect to such subject matter, including the Prior Agreement.

(k)           This Agreement shall be governed and construed and the legal relationships of the parties determined in accordance with the laws of the state of Delaware without reference to principles of conflict of laws.

(l)            The Company represents and warrants that it is duly authorized by its Board and/or the Committee (and by any other person or body whose authorization is required) to enter into this Agreement, that there is no agreement or other legal restriction which would prevent it from entering into, and carrying out its obligations under, this Agreement, and that the officer signing this Agreement is duly authorized and empowered to sign this Agreement on behalf of the Company.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

PRICELINE.COM INCORPORATED

Jeffery Boyd
Chief Executive Officer

PARTICIPANT

Appendix A

The Performance Share Unit number shall be determined in accordance with the following chart.  Upon any date of determination as set forth in the Agreement, the Participant’s Performance Share Unit number shall be determined as of the most recently completed fiscal quarter for the period commencing January 1, 2007.  Such Performance Share Unit number shall be equal to the product of (1) the number of Performance Share Units granted hereunder, multiplied by (2) the sum of (a) the lowest Percentage of Target in the applicable Percentage of Target Range, plus (b) the ProRata Target Percentage Point Increase.

Cumulative EPS Ranges per specified quarter	4th fiscal quarter completed since 1/1/07	5th fiscal quarter completed since 1/1/07	6th fiscal quarter completed since 1/1/07	7th fiscal quarter completed since 1/1/07	8th fiscal quarter completed since 1/1/07	9th fiscal quarter completed since 1/1/07	10th fiscal quarter completed since 1/1/07	11th fiscal quarter completed since 1/1/07	Percentage of Target ranges (Earned Shares as% of Target)

Less than	$2.50	$2.90	$3.69	$4.36	$5.03	$5.77	$6.51	$7.25	0

Between	2.50 and 2.75	2.90 and 3.15	3.69 and 4.10	4.36 and 4.84	5.03 and 5.59	5.77 and 6.41	6.51 and 7.23	7.25 and 8.05	75% to 100%
									(pro rata)

Between	2.75 and 3.50	3.15 and 3.90	4.10 and 5.10	4.84 and 6.01	5.59 and 6.93	6.41 and 7.92	7.23 and 8.91	8.05 and 9.89	100% to 200%
									(pro rata)

More than	3.50	3.90	5.1	6.01	6.93	7.92	8.91	9.89	200%

The “ProRata Percentage Point Increase” means the quotient of (1) the increase in the Cumulative EPS within the specified range per the applicable quarter for which the determination is made, divided by (2) the result of a fraction, the numerator of which is the difference between the lowest and highest Cumulative ESP within such specified range per the applicable quarter for which the determination is made, and the denominator of which is the difference between the lowest and highest specified Percentage of Target for such quarter.